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                                                                  EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated March 2, 1996, except for Note 15, as to which the date is August 6, 1997, relating to the financial statements of Pegasus Systems, Inc. (formerly The Hotel Industry Switch Company in 1994) and our report dated April 4, 1995, except for Note 12, as to which the date is August 21, 1995, relating to the financial statements of The Hotel Clearing Corporation, which appear in the Prospectus of Pegasus Systems, Inc. We also consent to the application of such reports to the Financial Statement Schedules for the years ended December 31, 1993, 1994 and 1995 listed under Item 16(b) of this Registration Statement when such schedules are read in conjunction with the financial statements referred to in our reports. The audits referred to in such reports also include these schedules. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Belew Averitt LLP has not prepared or certified such "Selected Financial Data".



                                                  Belew Averitt LLP



Dallas, Texas
August 6, 1997